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                                                                      EXHIBIT 11

                            CENTURY BANCSHARES, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                  Nine Months Ended
                                                                    September 30,
                                                                1997             1996
                                                             ----------       ----------
PRIMARY:

Weighted average common shares outstanding                    1,231,923        1,180,114

Dilutive effect of stock options                                 58,862           53,471

Dilutive effect of stock warrants                                50,988                -
                                                             ----------       ----------

Primary weighted average common share and common
stock equivalents outstanding                                 1,341,772        1,233,585
                                                             ==========       ==========


Net income applicable to common stock                        $  397,347          372,536
                                                             ==========       ==========

Primary earnings per share                                         0.30             0.30
                                                             ==========       ==========

FULLY DILUTED:

Weighted average common shares outstanding                    1,231,923        1,180,114

Dilutive effect of stock options                                 78,071           53,753

Dilutive effect of stock warrants                                81,366                -
                                                             ----------       ----------

Fully diluted weighted average common share and common
stock equivalents outstanding                                 1,391,360        1,233,867
                                                             ==========       ==========


Net income applicable to common stock                        $  397,347       $  372,536
                                                             ==========       ==========
Fully diluted earnings per share                                   0.29             0.30
                                                             ==========       ==========




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